Exhibit 99.1

FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C.

)
In the Matter of	)
	)	AMENDED AND RESTATED CONSENT
	)	ORDER, ORDER FOR RESTITUTION,
DISCOVER BANK	)	AND ORDER TO PAY
GREENWOOD, DELAWARE	)
	)	FDIC-23-0014b
(INSURED STATE NONMEMBER BANK))		FDIC-24-0103b
	)	FDIC-24-0102k
)

The Federal Deposit Insurance Corporation (FDIC) is the appropriate Federal banking agency for Discover Bank, Greenwood, Delaware (Bank), under section 3(q) of the Federal Deposit Insurance Act (Act), 12 U.S.C. § 1813(q).

The FDIC issued a Consent Order against the Bank on September 25, 2023, under Docket Number FDIC-23-0014b (2023 Consent Order). This Amended and Restated Consent Order, Order for Restitution, and Order to Pay (collectively, Order) amends and restates the 2023 Consent Order, adds an Order for Restitution, and an Order to Pay.

The FDIC considered the matter and determined, and the Bank neither admits or denies, that, as described in the Consumer Compliance Report of Examination (2021 ROE) which considered the findings of the FDIC’s October 18, 2021 examination along with Consumer Financial Protection Bureau (CFPB) findings during the review period for the 2021 ROE, and the findings of subsequent FDIC visitations, targeted reviews, and monitoring (Subsequent Review Period), the Bank (i) recklessly engaged in unsafe or unsound banking practices by, among other things, failing to establish and maintain a compliance management system (CMS) providing for compliance with all applicable consumer protection laws and implementing regulations, including

Section 5 of the Federal Trade Commission Act, 15 U.S.C. § 45(a)(1), (Section 5) (collectively, Consumer Protection Laws and Regulations), including (a) board of directors (Board) and Bank management oversight and commitment, change management, comprehension, identification, and management of risk, corrective action and self-identification, and third party risk management; and (b) written policies, procedures, standards, and/or processes (collectively, Procedures), training, monitoring and testing, audit, and consumer complaint response programs designed to prevent, or identify and self-correct violations of Consumer Protection Laws and Regulations and associated consumer harm with internal controls and information systems and internal audit systems appropriate to the size of the Bank and the nature, scope and risk of its activities, whether conducted by the Bank or on behalf of the Bank through Third-Party Relationships, as defined below, (Bank Activities); and (ii) engaged in violations of, among other things, Section 5, including the unfair acts or practices of the Bank related to the classification of certain credit card accounts for purposes of assessing fees in connection with accepting or facilitating payments on the Discover Network, a payments network operated by affiliate DFS Services LLC, in exchange for the delivery of goods or services made using a credit card issued by the Bank (Account Classification) into the highest merchant and merchant acquirer interchange pricing tier (Unfair Acts or Practices) which resulted in the overcharging of merchants, merchant acquirers, and other intermediaries; Truth-in-Lending Act, 15 U.S.C. § 1601, et seq., the Servicemembers Civil Relief Act, 50 U.S.C. § 501, et seq., and the Electronic Records and Signatures in Commerce Act, 5 U.S.C. § 7001, et seq., and related implementing regulations.

The Bank was advised of its right to receive a Notice of Charges and of Hearing and a Notice of Assessment of Civil Money Penalty, Findings of Fact and Conclusions of Law, Order to Pay and Notice Of Hearing (collectively, Notice) issued by the FDIC detailing the unsafe or unsound banking practices and violations of law and/or regulation for which the FDIC may order corrective action, including restitution, and assess a civil money penalty (CMP) against the Bank; present defenses to the allegations in the Notice; a hearing on the Notice; the filing of Proposed Findings of Fact and Conclusions of Law; issuance of a Recommended Decision; file exceptions and briefs with respect to the Recommended Decision; and judicial review of the Recommended Decision under section 8(i)(2) of the Federal Deposit Insurance Act, 12 U.S.C. § 1818(i)(2), and subparts A and B of Part 308 of the FDIC’s Rules of Practice and Procedure, 12 C.F.R. Part 308, subparts A and B. The Bank, by and through its duly elected Board, having waived these rights, and any other right to challenge or contest, in any manner, the validity or enforceability of the Order, entered into a Stipulation and Consent to the Issuance of Amended and Restated Consent Order, Order for Restitution, and Order to Pay (Consent Agreement) with counsel for the FDIC on April 15, 2025, that is accepted by the FDIC. With the Consent Agreement, the Bank, solely for the purposes of this proceeding and without admitting or denying any charges of unsafe or unsound banking practices or violations of law or regulation, has consented to the issuance of the Order by the FDIC.

Having determined that the requirements for issuance of orders under sections 8(b)(1), 8(b)(6), and 8(i)(2) of the Act, 12 U.S.C. § 1818(b)(1), (b)(6), and (i)(2), have been satisfied, the FDIC hereby issues the following:

AMENDED AND RESTATED CONSENT ORDER

IT IS HEREBY ORDERED that the Bank, its institution-affiliated parties (IAPs), as that term is defined in section 3(u) of the Act, 12 U.S.C. § 1813(u), and its successors and assigns, take the following action:

1. Board Requirements

A. Supervision, Direction, Oversight, and Monitoring. The Board must ensure its supervision and direction of Bank management, and its oversight and monitoring of the Bank’s enterprise risk management framework (ERM Framework), corporate governance framework (CG Framework), consumer compliance program (CC Program), compliance vendor management program (CVM Program), and Procedures for Account Classification (Account Classification Procedures) are commensurate with the size of the Bank and the nature, scope and risk of Bank Activities. The Board must, at a minimum:

1. set and clearly communicate expectations regarding ethics and compliance with Consumer Protection Laws and Regulations for the Board, Bank management, staff, and any person associated with a business arrangement between the Bank and another entity, by contract or otherwise, including any business arrangements with an entity conducting one or more activities for or on behalf of the Bank and any party performing these services, or a component of these services, for or on behalf of such entity (collectively, Third-Party Relationships);

2. ensure that the Bank has a proactive, effective risk-based ERM Framework, CC Program, CVM Program, and Account Classification Procedures;

3. ensure that the Bank maintains one or more compliance officers with appropriate experience and expertise and sufficient authority, independence, and suitable resources, both staffing and systems, to enable them to satisfactorily oversee the implementation of the CC Program, the CVM Program, and Account Classification Procedures and assure the Bank’s compliance with Consumer Protection Laws and Regulations;

4. ensure adequate information systems and Procedures are in place to provide the Board with timely, relevant and accurate information regarding risks related to potential and identified violations of Consumer Protection Laws and Regulations and incidents that may involve consumer harm in a consistent and readily understandable format at regular intervals and enable it to act on such reporting;

5. engage in robust consumer compliance-related discussions as part of all full Board and appropriate Board committee meetings, and comprehensively and accurately document those discussions in meeting minutes, including a satisfactory summary of matters reviewed, discussion of expectations and any challenges or questions, any specific actions taken or to be taken as a result of these consumer compliance-related discussions, including any requirements of or directions to Bank management, and the recording of votes taken with respect to such actions;

6. set clear and measurable expectations for Bank management regarding their (a) ethics and commitment to compliance with Consumer Protection Laws and Regulations; (b) leadership across business lines and operations; (c) sound and consistent management of the Bank’s ERM Framework, CC Program, CVM Program, and Account Classification Procedures; (d) oversight and monitoring of Third-Party Relationships providing products, services, and/or conducting other activities either to, through, or on behalf of the Bank, for compliance with Consumer Protection Laws and Regulations; and (e) managing consumer compliance risks to stay within the Board’s risk appetite parameters and established risk limits, and establish and maintain Procedures to monitor and regularly evaluate Bank management’s adherence to these Board expectations;

7. have and maintain Procedures to monitor and regularly evaluate the adherence to and effectiveness of the Bank’s ERM Framework, CC Program, CVM Program, and Account Classification Procedures and ensure appropriate revisions are timely made to the ERM Framework, CC Program, CVM Program, and/or Account Classification Procedures to assure on-going compliance with Consumer Protection Laws and Regulations;

8. ensure the Bank’s internal audit function (Internal Audit) (a) is appropriate to the size of the Bank and the nature and scope of Bank Activities; (b) appropriately considers available risk assessments, studies, reports, including regulatory findings, plans, and/or Procedures related to the Bank’s compliance with Consumer Protection Laws and Regulations; and (c) appropriately assesses the Bank’s implementation of and adherence to the Bank’s ERM Framework, CC Program, CVM Program, Account Classification Procedures, and any other Procedures adopted by the Board related to compliance with Consumer Protection Laws and Regulations and any revisions to them; and

9. have and maintain Procedures to track actions to (a) eliminate or correct any unsafe or unsound banking practices identified and violations of law or regulation cited in reports of examination, visitation reports or supervisory letters; (b) appropriately address any instances of consumer harm and/or any deficiencies or weaknesses identified in future reports of examination, visitation reports or supervisory letters; and (c) appropriately address non-compliance with Consumer Protection Laws and Regulations and corrective and preventive action for identified deficiencies and weaknesses in the Bank’s ERM Framework, CC Program, CVM Program, and/or Account Classification Procedures to ensure such corrective actions are implemented in a timely manner and thereafter monitor implementation of and adherence to resulting revisions to the ERM Framework, CC Program, CVM Program, and/or Account Classification Procedures by the Bank.

B. Corrective Action. The Board must also ensure that the Bank takes all steps necessary, consistent with other provisions of this Order and safe and sound banking practices, to:

1. eliminate or correct, and prevent the unsafe or unsound banking practices and the violations of law or regulation identified in the 2021 ROE and/or during the Subsequent Review Period;

2. appropriately address the instances of consumer harm and the deficiencies and weaknesses identified in the 2021 ROE and/or during the Subsequent Review Period in a timely manner; and

3. fully comply with the provisions of this Order in a timely manner.

2. Account Classification

The Board must ensure that all Account Classifications conform to applicable agreements, operating regulations, fee manuals and/or other disclosure documents incorporated by reference into these agreements (collectively, Interchange Disclosures). The Board must also ensure that the Bank has Account Classification Procedures with (i) clear lines of authority and responsibility for establishing and monitoring adherence to applicable Account Classification Procedures by both the Bank and Third-Party Relationships; (ii) processes for effective risk assessment of Account Classifications; (iii) processes for timely and accurate reporting related to Account Classification Procedures, including adherence to applicable Account Classification Procedures by the Bank and any Third-Party Relationships involved with Account Classification; and (iv) processes for ensuring proactive and effective compliance with Consumer Protection Laws and Regulations. The Board must also ensure that Account Classifications and Account Classification Procedures are (i) independently reviewed and assessed in accordance with subparagraphs A and B below as of the date on which the reviews and assessments are commenced; and (ii) established, or revised and enhanced, in accordance with subparagraph B below.

A. Account Classification Assessment. Within 30 days from the effective date of this Order, the Bank must submit a proposed engagement letter or contract to the Deputy Regional Director of the FDIC’s New York Regional Office (DRD) for review, and comment or non-objection in accordance with Paragraph 7 to engage an independent third party acceptable to the DRD to (i) assess whether Account Classifications conform to all Interchange Disclosures; and (ii) assess whether Account Classification Procedures are appropriate and satisfactorily provide (A) clear lines of authority and responsibility for establishing and monitoring adherence to applicable Account Classification Procedures by the Bank and any Third-Party Relationship involved with Account Classification; (B) processes for effective risk assessment; (C) processes for timely and accurate reporting; and (D) processes for ensuring compliance with Consumer Protection Laws and Regulations (AC Assessment); (iii) identify any inaccuracies in Account Classifications, discrepancies between Account Classifications and any Interchange Disclosures, gaps and/or areas where additional Account Classification Procedures are required or require enhancement; and (iv) prepare a written report reflecting the findings of the AC Assessment with a detailed schedule and description of any inaccuracies, discrepancies, gaps, deficiencies, weaknesses, issues and/or concerns identified during the AC Assessment with recommendations to appropriately address them at its conclusion (AC Report). The AC Report must, at minimum, include a review and assessment of the AC Report components required by subparagraph B below. The engagement letter or contract must, at a minimum:

1. describe the work to be performed under the engagement letter or contract;

2. provide for unrestricted access to the data sets used by, workpapers, and personnel of the third party by the FDIC; and

3. require that the AC Assessment be completed and summarized in the AC Report and delivered to the Bank within 90 days from the DRD’s non-objection to the proposed engagement letter or contract, with a copy delivered simultaneously to the DRD for review, and comment or non-objection in accordance with Paragraph 7 of this Order, the Board’s Governance and Control Committee (GCC), the maintenance of which is required by Paragraph 6 of this Order, and Internal Audit.

B. AC Report. The AC Report, must, at a minimum, include:

1. Account Classification. A review and assessment of (a) the completeness, quality, accuracy, and accessibility of the data, documents, records and/or any other information, in any medium or form, including textual, numerical, graphic, cartographic, narrative, or audiovisual (collectively, Information), necessary for accurate and appropriate Account Classification and determining compliance with Interchange Disclosures and Consumer Protection Laws and Regulations; (b) whether the source codes, criteria, rules and/or parameters used to assign credit card accounts to interchange pricing tiers (Parameters) and any data compiled by the Bank justifying or supporting the Parameters are accurate and in accord with the Interchange Disclosures; (c) the functionality, timeliness, accuracy, consistency, and completeness of the networks, systems, models, devices, software, hardware and/or other resource, tool or mechanism (collectively, Systems) used by the Bank to collect, process, maintain, use, share, disseminate, or dispose of Information pertaining to the Classification Process (Information Systems) and whether the Information Systems satisfactorily enable the Bank to access, collect, and analyze the Information necessary to appropriately monitor, in a timely manner, Account Classifications for compliance with Interchange Disclosures and Consumer Protection Laws and Regulations;

2. Organizational Chart. An organizational chart detailing the current Bank personnel responsible for establishing Account Classification Procedures and overseeing Account Classification risk and compliance with Account Classification Procedures and Consumer Protection Laws and Regulations related to Account Classification reflecting lines of authority and reporting;

3. Account Classification Procedures. A review and assessment of whether current Account Classification Procedures are appropriate and satisfactorily (a) provide clear lines of authority and responsibility for establishing and monitoring adherence to applicable Account Classification Procedures by the Bank and any Third-Party Relationship involved with Account Classification; (b) require and include processes for effective risk assessment; (c) require and include processes for timely and accurate reporting; and (d) require and include processes for ensuring compliance with Consumer Protection Laws and Regulations; (e) require and include processes for the collection and maintenance of documentation regarding changes made to the Parameters, and the reassignment of credit card accounts through the use of any Systems including requests to implement new Parameters, make a modification in existing Parameters, or reassign credit card accounts to another interchange pricing tier using any System; (f) require and include processes for the review and analysis of the risks associated with the proposed new or modified Parameters, or reassignment of an interchange pricing tier using any System, the final approval of the new or modified Parameters, or use of any System to reassign an interchange pricing tier, appropriate documentation of the approver, and the date upon which new or modified Parameters were implemented or a System was used to reassign an interchange pricing tier; (g) include processes to enable the Bank to oversee, monitor and test Bank and Third-Party Relationship compliance with applicable Account Classification Procedures, Interchange Disclosures, and Consumer Protection Laws and Regulations; and

4. Recommendations. A detailed schedule and description of any deficiencies, weaknesses, gaps, issues and/or concerns identified during the AC Assessment and recommendations to address them.

C. AC Plan. Within 60 days from receipt of the DRD’s non-objection to the AC Report, the Bank must develop a written plan of action (AC Plan) appropriately addressing each recommendation contained in the AC Report which includes (i) a time frame for completing the recommended action; (ii) a satisfactory justification as to why the recommended action is not necessary or appropriate; or, (iii) if the Bank prefers an alternative proposal to the recommended action, a satisfactory justification for such alternative and a time frame for completing it. The AC Plan must be submitted to the DRD for review, and comment or non-objection in accordance with Paragraph 7 of this Order. In the event the AC Plan, or any portion thereof, is not implemented or adhered to after its adoption by the Board, the GCC must promptly, but in no instance more than 30 days from such event, advise the DRD in writing of the specific reasons for deviating from the AC Plan and the action it will take to address the deviation. The DRD may either provide written non-objection to any such deviation or require compliance with the AC Plan.

3. Corporate Governance

The Board must ensure that (i) the Bank has a CG Framework appropriate to the size of the Bank and the nature, scope and risk of Bank Activities and satisfactorily provides an organizational structure with clear lines of authority and responsibility for monitoring adherence to established Procedures, effective risk assessment, timely and accurate reporting and compliance with Consumer Protection Laws and Regulations; and (ii) the CG Framework Plan, as defined in the 2023 Consent Order and non-objected to by the DRD, is fully and completely implemented within the time frames non-objected to by the DRD. In the event the CG Framework Plan, or any portion thereof, is not implemented or adhered to after its adoption by the Board, the GCC must promptly, but in no instance more than 30 days from such event, advise the DRD in writing of the specific reasons for deviating from the CG Framework Plan and the action it will take to address the deviation. The DRD may either provide written non-objection to any such deviation or require compliance with the CG Framework Plan.

4. Consumer Compliance Program

The Board must ensure that the Bank has a CC Program that (i) is commensurate with the size of the Bank, and the nature, scope, and risk of Bank Activities and satisfactorily provides an organizational structure with clear lines of authority and responsibility for monitoring adherence to established Procedures, effective risk assessment, timely and accurate reporting, and compliance with Consumer Protection Laws and Regulations; and (ii) includes appropriate Procedures for each of the CC Program components required by Paragraph 3(B) of the 2023 Consent Order that proactively and effectively assure all Bank Activities comply with Consumer Protection Laws and Regulations. The Board must also ensure that the CC Program Revision Plan, as defined in the 2023 Consent Order and non-objected to by the DRD, is fully and completely implemented within the time frames non-objected to by the DRD. In the event the CC Program Revision Plan, or any portion thereof, is not implemented or adhered to after its adoption by the Board, the GCC must promptly, but in no instance more than 30 days from such event, advise the DRD in writing of the specific reasons for deviating from the CC Program Revision Plan and the action it will take to address the deviation. The DRD may either provide written non-objection to any such deviation or require compliance with the CC Program Revision Plan.

5. Compliance Vendor Management Program

The Board must ensure that (i) the Bank’s CVM Program is commensurate with the size and complexity of the Bank, and the nature, scope, and the risk of the Bank Activities conducted through Third-Party Relationships and satisfactorily ensures that Bank Activities conducted through Third-Party Relationships are conducted in a safe and sound manner and in compliance with

Consumer Protection Laws and Regulations and the Bank’s Procedures and provides, at a minimum, clear lines of authority and responsibility for monitoring adherence to applicable Procedures, effective risk assessment, timely and accurate reporting, and compliance with Consumer Protection Laws and Regulations; and (ii) the CVM Plan, as defined in the 2023 Consent Order and non-objected to by the DRD, is fully and completely implemented within the time frames non-objected to by the DRD. In the event the CVM Plan, or any portion thereof, is not implemented or adhered to after its adoption by the Board, the GCC must promptly, but in no instance more than 30 days from such event, advise the DRD in writing of the specific reasons for deviating from the CVM Plan and the action it will take to address the deviation. The DRD may either provide written non-objection to any such deviation or require compliance with the CVM Plan.

6. Governance and Control Committee

A. Governance and Control Committee. The Board must maintain its GCC and ensure it continues to be comprised of at least three independent directors (directors who are independent of management and are not, and within the preceding fiscal year have not been, an officer or employee of the institution or any affiliate of the institution) acceptable to the DRD. If, after receiving the non-objection of the DRD, there is a proposed change to the composition of the GCC, such proposed change must be submitted to the DRD for review, comment or non-objection in accordance with Paragraph 7. Nothing herein diminishes the responsibility of the entire Board to ensure compliance with the provisions of this Order in a timely manner.

B. Revised GCC Plan. Within 90 days from the effective date of this Order, the GCC must submit a written plan updating the GCC Plan, as defined in the 2023 Consent Order and non-objected to by the DRD, to detail how the Board will ensure the requirements of this Order are met in a timely manner (GCC Plan) to the DRD for review, and comment or non-objection in accordance with Paragraph 7. The GCC Plan must, at a minimum:

1. describe the specific corrective actions to be taken to meet the requirements of each provision this Order (Corrective Actions);

2. establish the date by which each Corrective Action will be taken;

3. identify the person(s) responsible for the completion of each Corrective Action; and

4. establish the means by which the GCC will monitor the status of each Corrective Action and ensure timely compliance with this Order.

C. GCC Report. The GCC must submit a written report (GCC Report) detailing the status of all actions required in connection with this Order to the Board for consideration at each regularly scheduled Board meeting occurring after the effective date of this Order. The GCC Report and any discussion related to it or this Order must be included in the minutes of the corresponding Board meeting. The GCC Report must be submitted to the DRD as part of the progress reports required by Paragraph 8 of this Order, noting any action taken by the Board based on them.

7. Non-objection, Implementation and Adherence

A. Review, Comment or Non-objection. When a provision of this Order requires the Bank to submit a matter to the DRD for review, comment or non-objection (Submission), the Bank will make the Submission to the DRD as a PDF document through the FDIC’s Secure Email portal (securemail.fdic.gov) using e-mail address: NYMailRoom@fdic.gov. The DRD may request in writing additional information or analysis in support of or in connection with any Submission from the Bank, and the Bank may request clarification of the DRD’s request for additional information or analysis, but must provide such information or analysis or request additional time to provide the information or analysis with a reasonable justification of such request within the time frame set in the written request. Within 30 days from receipt of comments from the DRD, the Bank will make such modifications as may be necessary to respond to the DRD’s comments and resubmit the Submission for review, additional comments or non-objection.

B. Adoption, Implementation and Adherence. The Board will adopt any plan required by this Order, at its next regularly scheduled meeting following receipt of the DRD’s written non-objection to such plan. For any Procedure, or matter and/or any revision or addition to a Procedure required by this Order but not requiring the written non-objection of the DRD, the Board must adopt any new or revised Procedure or other matter within the timeframe required for such action in this Order. These actions must be appropriately reflected in the Board minutes. Thereafter, the Board must ensure that the Bank fully implements and adheres to the plan, Procedure, or other matter as adopted and enforce full and complete compliance with these plans, Procedures, or other matters. In the event a plan required by this Order and adopted by the Board, or any portion thereof, is not fully implemented or adhered to, the Board must promptly, in no instance more than 30 days from the event, advise the DRD in writing of the specific reasons for the deviation or delay and the action it will take to address the deviation or delay. The DRD may either provide a written non-objection to any such deviation or delay or require compliance with the plan as adopted by the Board.

8. Progress Reports

Within 45 days from the end of each calendar quarter, the Bank must, beginning with the second quarter of 2025, furnish written progress reports detailing the form, manner, and results of any actions taken to secure compliance with this Order to the DRD, including the Restitution Plan required by Paragraph 9 below. All progress reports must be reviewed and approved by the Board and be made a part of the Board minutes.

ORDER FOR RESTITUTION

IT IS FURTHER ORDERED that the Bank make full and complete restitution to the merchants, merchant acquirers, and other intermediaries adversely affected by the Bank’s Unfair Acts or Practices (Adversely Affected Parties) by distributing, at a minimum, $1,225,000,000 the amount of the liability recorded on the books and records of the Bank and/or Discover Financial Services as of December 31, 2024, related to their “counterparty restitution plan” or “CRP” to the Adversely Affected Parties. The Bank may not seek or accept indemnification in connection with these restitution requirements other than from its parent, Discover Financial Services, or its affiliate, DFS Services LLC.

9. Restitution

A. Restitution Plan Proposal. The Board must ensure that the Bank submits a proposed plan to make full and complete restitution to all Adversely Affected Parties (Restitution Plan Proposal) to the DRD for review, and comment or non-objection in accordance with Paragraph 7 within 30 days from the effective date of this Order. At a minimum, the Restitution Plan Proposal must:

1. Restitution Methodology. Describe the methodology, and all assumptions underlying the methodology, to be used to calculate (a) the amount unjustly received in connection with the Bank’s Unfair Acts or Practices and that will be distributed to Adversely Affected Parties (Aggregate Restitution Amount); and (b) the restitution amount to be provided to an Adversely Affected Party (AAP Restitution Amount) (collectively, Restitution Amounts);

2. Restitution Data. Describe the data used to calculate the Restitution Amounts, how it was identified and collected, and how its accuracy was verified;

3. Relevant Period. Define and support the rationale for the time period selected to calculate the Restitution Amounts (Relevant Period);

4. Identification of and Notice to Adversely Affected Parties. Specify how Adversely Affected Parties will be identified and informed of their right to receive restitution (Notice Process);

5. Restitution Process. Describe the process, including any claims or dispute processes, through which AAP Restitution Amounts will be distributed (Distribution Process); and

6. Remaining Funds. Describe the process of disposing of any unclaimed, undistributed, or unallocated portion of the Aggregate Restitution Amount (Remaining Funds Process).

B. Validation of Restitution Plan Proposal. Within 7 days from the effective date of this Order, the Bank must submit the proposed engagement letter or contract of the independent third party previously retained by the Bank to perform the assessment required by this paragraph to the DRD for review, and comment or non-objection in accordance with Paragraph 7. This independent third party must assess whether (i) the methodology, and all underlying assumptions, used to calculate the Restitution Amounts (Restitution Methodology) is reasonable and fair to the Adversely Affected Parties; (ii) the Restitution Methodology appropriately identified, collected and used all available data and the accuracy of the data used in the Restitution Methodology; (iii) the Relevant Period is reasonable and fair to the Adversely Affected Parties; (iv) the Notice Process is reasonable and fair to the Adversely Affected Parties; (v) the Distribution Process is reasonable and fair to the Adversely Affected Parties; and (vi) the Remaining Funds Process is reasonable and fair to the Adversely Affected Parties (RP Proposal Assessment). The proposed engagement letter or contract to engage the independent third party must require the preparation of a written report reflecting the findings of the RP Proposal Assessment (RP Proposal Report) at its conclusion. The engagement letter or contract must also, at a minimum:

1. describe the work to be performed under the engagement letter or contract;

2. provide for unrestricted access to the data sets used by, workpapers, and personnel of the third party by the FDIC; and

3. require that the RP Proposal Assessment be completed and summarized in the RP Proposal Report and delivered to the Bank within 60 days from the DRD’s non-objection to the proposed engagement letter or contract, with a copy delivered simultaneously to the DRD for review, and comment or non-objection in accordance with Paragraph 7 of this Order, the GCC, and Internal Audit.

C. Restitution Plan. Within 30 days from receipt of the DRD’s non-objection to the RP Proposal Report, the Bank must revise the Restitution Plan Proposal to appropriately address each recommendation contained in the RP Proposal Report and submit the plan (Restitution Plan) to the DRD for review, and comment or non-objection in accordance with Paragraph 7 of this Order. In the event the Restitution Plan, or any portion thereof, is not implemented or adhered to after its adoption by the Board, the GCC must promptly, but in no instance more than 30 days from such event, advise the DRD in writing of the specific reasons for deviating from the Restitution Plan and the action it will take to address the deviation. The DRD may either provide written non-objection to any such deviation or require compliance with the Restitution Plan.

ORDER TO PAY

IT IS FURTHER ORDERED that, and after taking into account the Consent Agreement, the appropriateness of the penalty with respect to the financial resources and good faith of the Bank, the gravity of the Bank’s conduct, the severity of the risks to or losses of Adversely Affected Parties, the history of previous violations by the Bank, and such other matters as justice may require, a CMP of $150,000,000 is assessed against the Bank under section 8(i)(2) of the Act, 12 U.S.C. § 1818(i)(2), and is effective on issuance of this Order. The Bank’s payment of $150,000,000 to the Treasury of the United States is acknowledged. The Bank may not seek or accept indemnification for the CMP assessed in this matter.

10. Shareholder Disclosure

Within 30 days from the effective date of this Order, the Board must provide its parent holding company with either an accurate and complete description of all material aspects of the Order or a copy of this Order.

11. Miscellaneous

The provisions of this Order do not bar, estop, or otherwise prevent the FDIC, any other federal or state agency or department, or the FDIC as receiver, from taking any other action against the Bank, any of the Bank’s current or former IAPs, its affiliates, or any of their respective directors, officers, employees and agents; or in any way prevent the FDIC from conducting on-site reviews, visitations, and/or examinations of the Bank, its affiliates, agents, or Third-Party Relationships at any time to monitor compliance with this Order.

The provisions of this Order are binding on the Bank, its IAPs, and any successors and assigns thereof.

This Order is effective on the date of issuance, and its provisions will remain effective and enforceable unless and until it is modified, terminated, suspended, or set aside in writing by the FDIC.

Issued Under Delegated Authority this 16th day of April, 2025.

/s/ G. Chris Finnegan
G. Chris Finnegan
Senior Deputy Director
Division of Depositor and Consumer Protection
Federal Deposit Insurance Corporation

20